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                                                                   EXHIBIT 10.40

                 SEPARATION AGREEMENT AND GENERAL CLAIMS RELEASE

This Separation Agreement and General Claims Release (hereinafter referred to as "Agreement") is made and entered into by and between Gary Miller (hereinafter referred to as "Mr. Miller") and Paradigm Genetics, Inc., a corporation organized under the laws of the State of Delaware, its past and present owners, subsidiaries, affiliates, successors, predecessors and assigns (hereinafter referred to as "Paradigm").

       WHEREAS, Mr. Miller is employed by Paradigm in the position of Vice President of Agriculture and Nutrition; and

       WHEREAS, the employment relationship between Mr. Miller and Paradigm will terminate effective August 12, 2002; and

       WHEREAS, Mr. Miller and Paradigm agree it is in the best interest of each party that the terms and conditions of Mr. Miller's separation from employment be expressly set forth;

       THEREFORE, in consideration of the mutual covenants made by Mr. Miller and, for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by Mr. Miller and Paradigm, it is agreed that:

1. Effective upon the execution of this Agreement, Mr. Miller will remain an employee of Paradigm until August 12, 2002. Upon August 12, 2002, (the "Separation Date"), Mr. Miller will perform no further services for Paradigm.

2. Subject to the full acceptance of this Agreement by Mr. Miller, Paradigm agrees to extend the following benefits to Mr. Miller as consideration for execution of this Agreement.

       (a)    Paradigm will pay Mr. Miller in a lump sum an amount equal to ten
              (10) months salary (less applicable deductions and withholdings) upon the Separation Date. Paradigm will reimburse Mr. Miller for COBRA (for both medical and dental insurance) expenses for up to twelve (12) months or until reemployed with a position providing benefits.

       (b) Paradigm will forgive Mr. Miller the required reimbursement of the Relocation Package tier III as stated in his offer letter.

3. The parties agree that Paradigm has no prior legal obligations to provide the additional monetary payments and other benefits specified in Paragraph 2 above, which are exchanged for Mr. Miller's promises and agreements herein.

4. Contingent upon the payment of the amounts due to Mr. Miller on the separation date, Mr. Miller hereby fully and expressly, knowingly, voluntarily and unconditionally releases, acquits, and forever discharges Paradigm, its past and present owners, stockholders, agents, directors, officers, employees, divisions, subsidiaries and affiliates, predecessors, successors and assigns (collectively referred to as Releasees) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, rights, demands, losses, debts, expenses, and attorney fees and cost of any nature whatsoever, known or unknown, with regard to any transaction or event occurring prior to the date of this Agreement. Mr. Miller agrees and understands that this release includes, but is not limited to, all claims under Title VII of the Civil Rights act of 1964, 42 U.S.C. Section 2000e, et. seq., as amended. the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101 et. seq., the Rehabilitation act of 1973, 29 U.S.C. Section 701 et. seq., and all other federal or state laws and statutes or common law claims arising out of, or relating to her employment with Paradigm or with regard to any other transactions or events occurring prior to the date of this Agreement. Mr. Miller further agrees that he will not file, commence, prosecute or participate in any charge, claim, or lawsuit against Paradigm or any Releasees based on or arising from the matters released herein. Mr. Miller also agrees to indemnify and hold Paradigm harmless from any claims and expenses Paradigm may incur as a result of any failure by Mr. Miller to pay taxes which may be due as a result of the payment by Paradigm herein. Nothing in this paragraph would preclude Mr. Miller from enforcing his rights under this agreement.

5. Mr. Miller further agrees and understands that this Agreement includes, but is not limited to, all claims under the Federal Age Discrimination and Employment Act of 1967, as amended, 29 U.S.C. Section 621, et. seq., and any other state or local laws concerning age discrimination, which may have arisen prior to the date of this Agreement. Mr. Miller acknowledges that he has been advised by Paradigm that he has up to twenty-one (21) days to consider this Agreement and that he may revoke his acceptance of this Agreement within seven
(7) days of signing. Further, Mr. Miller acknowledges that he is advised to consult with legal counsel of his own choice and at his own expense to seek clarification of any of the Agreement's terms prior to signing this Agreement.

6. Mr. Miller agrees that he will not use for himself nor will he disclose to any other person, business, company or corporation any trade secret, data, knowledge or other proprietary information of or about Paradigm or its affiliates. Further, in accordance with normal ethical and professional standards, Mr. Miller will refrain from taking actions or making statements, written or oral, which disparage or defame the goodwill or reputation of Paradigm, its affiliates or their present/former directors, officers, executives, and employees, or make statements which could adversely affect the morale of other Paradigm employees. Furthermore, Paradigm agrees, when requested by a prospective employer for Mr. Miller, will give a positive recommendation. Any reference requests must be referred to the Vice President, Human Resources.

7. Mr. Miller agrees that the only consideration for signing this Agreement are the terms stated herein and that no other promises or assurances of any kind have been made to him by Paradigm, its attorneys, or any other person as inducement to sign this Agreement. Therefore, this Agreement constitutes the entire understanding of the parties, and no representation, promise or inducement not included herein shall be binding upon the parties.

8. Mr. Miller agrees that he will not disclose matters relating to the contents of this Agreement, including the amount of monetary payments and other benefits, to anyone other than his spouse, attorneys, and accountants or financial advisors for professional counseling. Mr. Miller also agrees that he will take every precaution to ensure that his spouse, attorneys, accountants or financial advisors maintain the confidentiality provisions of this Agreement before any disclosure is made as permitted by this subparagraph.

9. Mr. Miller and Paradigm agree that neither this Agreement nor any of its terms constitute any admission or wrongdoing by Paradigm and no past or present wrongdoing on the part of Paradigm shall be implied by the payments specified herein.

10. Mr. Miller understands and agrees that Paradigm's obligation to perform under this Agreement is constituted upon Mr. Miller's performance of all agreements, releases, and covenants to Paradigm as set forth herein. Mr. Miller acknowledges and recognizes that his violation of this Agreement and its release or covenants will cause Paradigm irreparable damage and Paradigm will have no adequate remedy at law for such violation. Accordingly, Mr. Miller agrees that Paradigm shall be entitled as a matter of right to an injunction out of any court of competent jurisdiction, restricting any further violation of the Agreement or covenants contained therein. Such right to injunctive relief shall be cumulative and in addition to any other remedies Paradigm may have at law, including the right to recover from Mr. Miller the entire amount paid to Mr. Miller hereunder. Nothing in this Agreement shall be construed to abridge or limit in any way Mr. Miller's ability to enjoy the benefits of this Agreement, nor shall any terms of this Agreement be construed to limit any resource, right or remedy at law or in equity which Mr. Miller may have for breach thereof. Further, Mr. Miller hereby agrees to indemnify and hold Paradigm and each of the Releasees harmless from and against all loss, damage or expense, including without limitation, attorneys' fees and costs incurred by Paradigm, or any Releasee arising out of Mr Miller's breach of this Agreement and its releases or covenants.

11. Mr. Miller acknowledges that he possesses sufficient education and experience to fully understand the terms of this Agreement as it has been written, the legal and binding effect of this Agreement, and the exchange of monetary payments and other benefits for promises herein.

12. This Agreement shall endure to and be binding upon the parties hereto, the respective heirs, legal representatives, successors, and assigns.

13. This Agreement is made and entered into in the State of North Carolina and shall in all respects be construed, enforced, and governed in accordance with the laws of North Carolina, except as federal laws may apply.

14. In the event that one or more of the provisions, or portions thereof, of this Agreement is determined to be illegal or unenforceable, the remainder of this Agreement shall not be affected thereby, and each remaining provision or portion thereof shall continue to be valid and effective and shall be enforceable to the fullest extent permitted by law.

15.    The terms of this Agreement are contractual and not a mere recital.

16. Mr. Miller further states that he has carefully read the foregoing Agreement, that the terms are fully understood, and that he voluntarily accepts these terms and signs the same as his own free act.

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In witness whereof, I have hereunto signed my name and affixed my seal this 9th day of August 2002.


/s/ Gary Miller
------------------------------
Gary Miller

I acknowledge that I have been advised to consult with an attorney, at my own expense, prior to signing this Agreement.


Gary Miller  /s/ Gary Miller                                         Date 8/9/02
             ---------------------------

I acknowledge that I have been advised that I have up to twenty-one (21) days to consider this Agreement and I may revoke my agreement within seven (7) days of signing.


Gary Miller  /s/ Gary Miller                                         Date 8/9/02
             ---------------------------


                                 NOTARY PUBLIC

STATE OF NORTH CAROLINA

COUNTY OF DURHAM

I, Barbara Salvin, a Notary Public for said County and State, do hereby certify that Gary Miller personally appeared before me this day and acknowledged the due executive of the foregoing instrument. Witness my hand and official seal, this the 9th day of August, 2002.
                                                     /s/ Barbara Salvin
                                                     expires 3/28/05

FOR PARADIGM GENETICS, INC.             By: James D. Bucci
                                            ------------------------------------

                                        Title: Vice President Human Resources
                                                --------------------------------


                                  NOTARY PUBLIC

STATE OF NORTH CAROLINA

COUNTY OF DURHAM

I, Barbara Salvin, a Notary Public for said County and State, do hereby certify that James D. Bucci personally appeared before me this day and acknowledged the due executive of the foregoing instrument. Witness my hand and official seal, this the 9th day of August, 2002.
                                                     /s/ Barbara Salvin
                                                     expires 3/28/05